Exhibit 3.12

JUCESP PROTOCOL

0.446.988/15-7

[Bar Code]

59th AMENDMENT TO THE ARTICLES OF ASSOCIATION

OF

FLEXTRONICS INTERNATIONAL TECNOLOGIA LTDA.

CNPJ/MF: 74,404,229/0001-28

NIRE: 35,212,073,451

By this private instrument, the following parties:

(i)                                    FLEXTRONICS HOLDING DO BRASIL LTDA., a limited liability company with principal place of business located in the City of Sorocaba, State of São Paulo, at Avenida Liberdade No. 6,315, Building 12, suite 04, District of Iporanga, CEP (Postal Code) 18087-170, enrolled with the National Registry of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 21,232,168/0001-00, with Articles of Association filed with the Board of Trade of the State of São Paulo (“JUCESP”) under NIRE 35,228,779,480, herein represented by its administrators, Mr. Rodrigo Castanho Dall Oglio, Brazilian, married, business administrator, bearer of ID Card RG No. 22,848,252-5, enrolled with the Individual Taxpayers’ Registry of the Ministry of Finance (“CPF/MF”) under No. 279,208,828-18, and Mr. Guilherme Azevedo Joffily, Brazilian, married, lawyer, bearer of ID Card RG No. 28,428,068-9, enrolled with the Individual Taxpayers’ Registry of the Ministry of Finance (“CPF/MF”) under No. 258,038,558-47, both with office in the City of Sorocaba, State of São Paulo, at Avenida Liberdade No. 6,315, Buildings 09, 10, 11 and 12, District of Iporanga, CEP 18087-170; and

(ii)                                PARQUE DE TECNOLOGIA ELECTRONICA S.A. DE C.V., company duly organized and existing under the laws of Mexico, with principal place of business at Carretera Base Aerea Militar 5850, Zapopan, Jalisco 45100, Mexico, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 05,579,864/0001-23, herein represented by its attorney-in-fact, Mr. Ian de Porto Alegre Muniz, Brazilian, divorced, lawyer, bearer of ID Card RG No. 2,583,454-1 (IFP/RJ), enrolled with the Individual Taxpayers’ Registry of the Ministry of Finance CPF/MF under No. 409,857,097-15, with office in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima No. 3,477, 16th floor, Torre Sul, CEP 04538-133;

the only partners of the limited liability company named FLEXTRONICS INTERNATIONAL TECNOLOGIA LTDA., with principal place of business in the city of Sorocaba, State of São Paulo, at Avenida Liberdade No. 6,315, Buildings 09, 10, 11 and 12, District of Iporanga, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0001-28, with its Articles of Association, dated of April 20, 1993, filed with JUCESP under NIRE 35,212,073,451 (“Company”), and

(iii)                            FLEXTRONICS TECNOLOGIA DO BRASIL LTD., company duly organized and existing under the laws of Cayman, with principal place of business at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 05,718,151/0001-01, herein represented by its administrators, Mr. Rodrigo Castanho Dall Oglio, qualified above, and Mr. Flávio dos Santos Magalhães, Brazilian, married, engineer, bearer of ID Card RG No. 09,447,815-3, enrolled with the Individual Taxpayers’ Registry of the Ministry of Finance CPF/MJ under No. 004,945,157-08, both with office located in the City of Sorocaba, State of São Paulo, at Avenida Liberdade No. 6,315, Buildings 09, 10, 11 and 12, Bairro Iporanga, CEP 18087-170;

have mutually agreed to amend the Articles of Association of the Company, according to Article 1,072, paragraph 3 of Law No. 10,406 of January 10, 2002 (“Civil Code”), as follows:

ONE: The partners unanimously and without restrictions decide to include in the list of activities performed by branch Sinctronics, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0010-19, with its articles of association filed with JUCESP under NIRE 35,904,543,659, the following activities: recovery of metallic materials, except aluminum (CNAE 3831-9/99); recovery of plastic materials (CNAE 3832-7/00); manufacturing of other metal products not previously specified (CNAE 2599-3/99); treatment and disposal of non-hazardous waste (CNAE 3821-1/00); recovery of aluminum scrap (CNAE 3831-9/01); wholesale trade of metallic scrap and waste (CNAE 4687-7/03).

TWO: In light of the resolutions above, paragraph 1 of clause 2 of the Articles of Association of the Company shall henceforth be in force with the following wording:

“Paragraph 1 — The Company has eight branches located at the following addresses: (a) at Rodovia SP-340, Km 128.7 F, Tanquinho, in the City of Jaguariúna, State of São Paulo, CEP 13820-000, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0002-09, with its articles of association filed with JUCESP under NIRE 35,901,953,775, which develops peripherals manufacturing activities for computing equipment (CNAE 26.22-1-00), repair and maintenance of communication equipment (CNAE 95.12-6-00), repair and maintenance of computers and peripherals equipment (CNAE 95.11-8-00), technical support, maintenance and other services for information technology (CNAE 62.09-1-00) and information technology consulting (CNAE 62.04.0.00); (b) at Avenida Liberdade No. 6,315, Building 12, Block 3, District of Iporanga, in the City of Sorocaba, State of São Paulo, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0003-90, with its articles of association filed with JUCESP under NIRE 35,902,010,327, which is engaged in peripherals manufacturing activities for computing equipment (CNAE 26.22-1-00) and repair and maintenance of communication equipment (CNAE 9512-6/00); (c) at Avenida Liberdade No. 6,315, Buildings 09, 10, 11 and 12, Block 1, District of Iporanga, in the City of Sorocaba, State of São Paulo, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0005-51, with its articles of association filed with JUCESP under NIRE 35,902,424,644, which develops the peripherals manufacturing activity for computing equipment (CNAE 26.22-1-00); (d) at Avenida Liberdade No. 6,315, Building 11, Block 4, District of Iporanga, in the City of Sorocaba, State of São Paulo, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0009-85, with its articles of association filed with JUCESP under NIRE 35,904,537,152, which develops the peripherals manufacturing activity for computing equipment (CNAE 26.22-1-00); (e) at Avenida Liberdade No. 6315, Building 09, District of Iporanga, in the City of Sorocaba, State of São Paulo, CEP 18087-170, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0006-32, which may use the trade name Multek, with its articles of association filed with JUCESP under NIRE

35,903,845,309, which is engaged in the peripherals manufacturing activity for computing equipment (CNAE 26.22-1-00); (f) at Avenida Torquato Tapajós No. 8046-F, Galpão 03, Colônia Terra Nova, Manaus, State of Amazonas, CEP 69093-415, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0008-02, with its articles of association filed with the Trade of Board of the State of Amazonas (JUCEA) under NIRE 13,900,179,318, which is engaged in the peripherals manufacturing activity for computing equipment (CNAE 26.22-1-00); (g) at Avenida Liberdade No. 6315, Building 10, Block 2, District of Iporanga, in the City of Sorocaba, State of São Paulo, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0007-13, with its articles of association filed with JUCESP under NIRE 35,904,055,077, which develops the activity of storage and preservation of goods, as well as the issuing special deeds that represent them (CNAE 52.11-7-01); and (h) at Rodovia Senador José Ermírio de Moraes, no number, Km 10.2, Warehouse 2, Block B, in the City of Sorocaba, State of São Paulo, CEP 18087-125, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0010-19, which may use the trade name Sinctronics, with its articles of association filed with JUCESP under NIRE 35,904,543,659, which is engaged in the peripherals manufacturing activities for computing equipment (CNAE 26.22-1-00), recovery of materials not previously specified (CNAE 38.39-4-99), filling and packaging under agreement (CNAE 82.92-0-00), activities of business management consulting, except specific technical consulting (CNAE 70.20-4.00) and information technology consulting (CNAE 62.04-0.00), recovery of metallic materials, except aluminum (CNAE 3831-9/99), recovery of plastic materials (CNAE 3832-7/00), manufacturing of other metal products not previously specified (CNAE 2599-3/99), treatment and disposal of non-hazardous waste (CNAE 3821-1/00), recovery of aluminum scraps (CNAE 3831-9/01), wholesale trade of metallic scraps and waste (CNAE 4687-7/03). The branches mentioned under letters (a), (b), (d), (f), (g) and (h) above have a capital stock in the amount of one hundred Reais (R$ 100.00), and the branches mentioned under letters (c) and (e) above have capital stock in the amount of one thousand Reais (R$ 1,000.00)”.

THREE: Partners inform that Company owes the amount of one hundred and fifty-three million, six hundred and twelve thousand and nine hundred and ninety Reais and seventy-five cents (R$ 153,612,990.75) to FLEXTRONICS TECNOLOGIA DO BRASIL LTD. (“Debt”).

FOUR: On this date, partners unanimously and without restriction decides to convert the total amount of the Debt into Company´s capital stock, upon subscription and paid-up of the capital corresponding to the amount abovementioned, as well as of part of the balance previously kept back for further capitalization in the amount of twenty-five cents of Reais (R$ 0.25) and, consequently, the admission of FLEXTRONICS TECNOLOGIA DO BRASIL LTD. as membership of the Company. This capital increase is made with the express consent of the other partners of the Company, FLEXTRONICS HOLDING DO BRASIL LTDA. and PARQUE DE TECNOLOGIA ELECTRONICA S.A. DE C.V., which waive the preemptive right to the subscription of the shares hereby issued, upon subscription and paying-up by partner FLEXTRONICS TECNOLOGIA DO BRASIL LTD. of one hundred and fifty-three million, six hundred and twelve thousand and nine hundred and ninety-one (153,612,991) shares with total par value of one hundred and fifty-three million, six hundred and twelve thousand and nine hundred and ninety-one Reais (R$ 153,612,991.00) that hereby is admitted to the Company as partner, remaining the balance of sixty-five cents of Real (R$ 0.65) kept back for further capitalization in the Company.

FIVE: The paying-up of the amounts listed in item “FOUR” above is carried out by FLEXTRONICS TECNOLOGIA DO BRASIL LTD. with funds from the Purchase Type Exchange Agreement described in the tables below:

No.	Execution Date	Amount (US$)	Amount (R$)	Used (R$)	Balance (R$)
127055910	01/16/2015	10,927,627.00	28,848,935.28	28,848,935.28	—
127057218	01/16/2015	126,375.37	333,630.98	333,630.98	—
127057219	01/16/2015	1,800,000.00	4,752,000.00	4,752,000.00	—
127057220	01/16/2015	1,250,000.00	3,300,000.00	3,300,000.00	—
127057221	01/16/2015	1,200,000.00	3,168,000.00	3,168,000.00	—
127057222	01/16/2015	3,000,000.00	7,920,000.00	7,920,000.00	—
127057223	01/16/2015	3,000,000.00	7,920,000.00	7,920,000.00	—
127057224	01/16/2015	7,000,000.00	18,480,000.00	18,480,000.00	—
127057226	01/16/2015	6,000,000.00	15,840,000.00	15,840,000.00	—
127057227	01/16/2015	3,700,000.00	9,768,000.00	9,768,000.00	—
127057228	01/16/2015	2,500,000.00	6,600,000.00	6,600,000.00	—
127057232	01/16/2015	512,736.55	1,353,624.49	1,353,624.49	—
127057233	01/16/2015	2,000,000.00	5,280,000.00	5,280,000.00	—
127057234	01/16/2015	6,300,000.00	16,632,000.00	16,632,000.00	—
127057235	01/16/2015	700,000.00	1,848,000.00	1,848,000.00	—
127057236	01/16/2015	340,000.00	897,600.00	897,600.00	—
127057237	01/16/2015	1,330,000.00	3,511,200.00	3,511,200.00	—
127057239	01/16/2015	1,300,000.00	3,432,000.00	3,432,000.00	—
127057241	01/16/2015	700,000.00	1,848,000.00	1,848,000.00	—
127057242	01/16/2015	3,400,000.00	8,976,000.00	8,976,000.00	—
127057247	01/16/2015	300,000.00	792,000.00	792,000.00	—
127057250	01/16/2015	800,000.00	2,112,000.00	2,112,000.00	—
Total	—	58,186,738.92	153,612,990.75	153,612,990.75	—

SIX: In light of what has been resolved above, Company´s capital stock, currently in the amount of one billion, twenty-seven million, one hundred and fifty-three thousand and seven hundred and eighty-four Reais (R$ 1,027,153,784.00), divided into one billion, twenty-seven million, one hundred and fifty-three thousand and seven hundred and eighty-four (1,027,153,784) shares with par value of R$ 1.00 each is changed to one billion, one hundred and eighty million, seven hundred and sixty-six thousand and seven hundred and seventy-five Reais (R$ 1,180,766,775.00), divided into one billion, one hundred and eighty million, seven hundred and sixty-six thousand and seven hundred and seventy-five (1,180,766,775) shares with par value of one Real (R$ 1.00) each. Therefore, an increase in the amount of one hundred and fifty-three million, six hundred and twelve thousand and nine hundred and ninety-one Reais (R$ 153,612,991.00), resulting from the conversion of the Debit into Company´s capital stock, with the consequent issuing of one hundred and fifty-three million, six hundred and twelve thousand and nine hundred and ninety-one (153,612,991) new shares with par value of one Real (R$ 1.00) each, remaining the balance of sixty-five cents of Real (R$ 0.65) kept back for further capitalization of the Company.

SEVEN: Immediately thereafter, partner FLEXTRONICS TECNOLOGIA DO BRASIL LTD., above qualified, grants all the shares representing the Company´s capital stock it holds, representing one hundred and fifty-three million, six hundred and twelve thousand and nine hundred and ninety-one (153,612,991) shares with total par value of one hundred and fifty-three million, six hundred and twelve thousand and nine hundred and ninety-one Reais (R$ 153,612,991.00) to

FLEXTRONICS HOLDING DO BRASIL LTDA., above qualified, for purposes of paying-up of FLEXTRONICS TECNOLOGIA DO BRASIL LTD. interest in the capital stock of FLEXTRONICS HOLDING DO BRASIL LTDA. The granting of the shares abovementioned occurred with the express consent of PARQUE DE TECNOLOGIA ELECTRONICA S.A. DE C.V. that waived the preemptive right to acquire the shares herein granted to FLEXTRONICS HOLDING DO BRASIL LTDA.

EIGHT: The former partners, the current partners and the Company mutually grant each other the most extensive, general, unrestricted, irreversible and irrevocable settlement, in order to not have more complaints, in any way or time whatsoever, with regard to the granting of the shares abovementioned.

NINE: In light of the resolutions above, clause 5 of the Articles of Association of the Company shall henceforth be in force with the following wording:

“Clause 5 — The Company´s capital, totally subscribed and paid-up, in assets and current currency of the Country, is in the amount of one billion, one hundred and eighty million, seven hundred and sixty-six thousand and seven hundred and seventy-five Reais (R$ 1,180,766,775.00), divided into one billion, one hundred and eighty million, seven hundred and sixty-six thousand and seven hundred and seventy-five (1,180,766,775) shares with par value of one Real (R$ 1.00) each, provided that the balance of the amount of sixty-five cents of Reais (R$ 0.65) shall be intended to the account of Company´s capital reserve, and shall be used in due time for further increase of capital. The capital stock is distributed among the partners as follows:

(i) Flextronics Holding do Brasil Ltda. has one billion, one hundred and eighty million, seven hundred and sixty-six thousand and seven hundred and seventy-four (1,180,766,774) shares, in the total par value of one billion, one hundred and eighty million, seven hundred and sixty-six thousand and seven hundred and seventy-four Reais (R$ 1,180,766,774.00); and

(ii) Parque de Tecnologia Electronica S.A. de C.V. has one (01) share in the total par value of one Real (R$ 1.00) each.

Paragraph 1 — Partners’ liability is limited to the amount of their respective shares, being all solely responsible for the paying-up of the subscribed and not paid-up capital stock, according to article 1,052 of the Civil Code, not being in charge of the corporate obligations, not even alternatively, in accordance with the binding rules applicable, including in the event of Company´s winding-up.

Paragraph 2 — Each share corresponds to a right of vote in the corporate resolutions.

Paragraph 3 - Corporate resolutions shall be resolved by partners representing the most part of the capital stock”.

TEN: In light of the resolutions above, the partners decide to ratify all other clauses of the Company´s Articles of Association, which once consolidated, shall henceforth be in force with the following wording:

“ARTICLES OF ASSOCIATION

OF

FLEXTRONICS INTERNATIONAL TECNOLOGIA LTDA.

CHAPTER I — NAME, HEAD OFFICE, OBJECT AND TERM

Clause 1 — The corporate name of the Company is FLEXTRONICS INTERNATIONAL TECNOLOGIA LTDA.

Clause 2 — The principal place of business of the Company is located at Avenida Liberdade No. 6,315, Buildings 09, 10, 11 and 12, District of Iporanga, in the City of Sorocaba, State of São Paulo, CEP 18087-170, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0001-28.

Paragraph 1 — The Company has eight branches located at the following addresses: (a) at Rodovia SP-340, Km 128.7 F, Tanquinho, in the City of Jaguariúna, State of São Paulo, CEP 13820-000, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0002-09, with its articles of association filed with JUCESP under NIRE 35,901,953,775, which develops peripherals manufacturing activities for computing equipment (CNAE 26.22-1-00), repair and maintenance of communication equipment (CNAE 95.12-6-00), repair and maintenance of computers and peripherals equipment (CNAE 95.11-8-00), technical support, maintenance and other services for information technology (CNAE 62.09-1-00) and information technology consulting (CNAE 62.04.0.00); (b) at Avenida Liberdade No. 6,315, Building 12, Block 3, District of Iporanga, in the City of Sorocaba, State of São Paulo, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0003-90, with its articles of association filed with JUCESP under NIRE 35,902,010,327, which is engaged in peripherals manufacturing activities for computing equipment (CNAE 26.22-1-00) and repair and maintenance of communication equipment (CNAE 9512-6/00); (c) at Avenida Liberdade No. 6,315, Buildings 09, 10, 11 and 12, Block 1, District of Iporanga, in the City of Sorocaba, State of São Paulo, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0005-51, with its articles of association filed with JUCESP under NIRE 35,902,424,644, which develops the peripherals manufacturing activity for computing equipment (CNAE 26.22-1-00); (d) at Avenida Liberdade No. 6,315, Building 11, Block 4, District of Iporanga, in the City of Sorocaba, State of São Paulo, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0009-85, with its articles of association filed with JUCESP under NIRE 35,904,537,152, which develops the peripherals manufacturing activity for computing equipment (CNAE 26.22-1-00); (e) at Avenida Liberdade No. 6315, Building 09, District of Iporanga, in the City of Sorocaba, State of São Paulo, CEP 18087-170, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0006-32, which may use the trade name Multek, with its articles of association filed with JUCESP under NIRE 35,903,845,309, which is engaged in the peripherals manufacturing activity for computing equipment (CNAE 26.22-1-00); (f) at Avenida Torquato Tapajós No. 8046-F, Galpão 03, Colônia Terra Nova, Manaus, State of Amazonas, CEP 69093-415, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0008-02, with its articles of association filed with the Trade of Board of the State of Amazonas (JUCEA) under NIRE 13,900,179,318, which is engaged in the peripherals manufacturing activity for computing equipment (CNAE 26.22-1-00); (g) at Avenida Liberdade No. 6315, Building 10, Block 2, District of Iporanga, in the City of Sorocaba, State of São Paulo, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0007-13, with its articles of association filed with JUCESP under NIRE 35,904,055,077, which develops the activity of storage and preservation of goods, as well as the issuing special deeds that represent them (CNAE 52.11-7-01); and (h) at Rodovia

Senador José Ermírio de Moraes, no number, Km 10.2, Warehouse 2, Block B, in the City of Sorocaba, State of São Paulo, CEP 18087-125, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0010-19, which may use the trade name Sinctronics, with its articles of association filed with JUCESP under NIRE 35,904,543,659, which is engaged in the peripherals manufacturing activities for computing equipment (CNAE 26.22-1-00), recovery of materials not previously specified (CNAE 38.39-4-99), filling and packaging under agreement (CNAE 82.92-0-00), activities of business management consulting, except specific technical consulting (CNAE 70.20-4.00) and information technology consulting (CNAE 62.04-0.00), recovery of metallic materials, except aluminum (CNAE 3831-9/99), recovery of plastic materials (CNAE 3832-7/00), manufacturing of other metal products not previously specified (CNAE 2599-3/99), treatment and disposal of non-hazardous waste (CNAE 3821-1/00), recovery of aluminum scraps (CNAE 3831-9/01), wholesale trade of metallic scraps and waste (CNAE 4687-7/03). The branches mentioned under letters (a), (b), (d), (f), (g) and (h) above have a capital stock in the amount of one hundred Reais (R$ 100.00), and the branches mentioned under letters (c) and (e) above have capital stock in the amount of one thousand Reais (R$ 1,000.00).

Paragraph 2 — The Company may open and close branches, warehouses and other facilities in any part of the national territory or abroad, by resolution of the partners representing the most part of the capital stock.

Clause 3 — The purpose of the Company is: (a) the industry and the trade, import and export of printed circuit board mounted, micro-computers, peripherals and components in general intended to computing market; (b) industrialization, commercialization, import and export of parts and accessories for devices and electronics equipment in general; (c) the service provision in general, including, but not limited to the service provision of recycling, transformation, purchase and sale and/or benefit of waste resulted from electronics equipment collected and/or commercialized; (d) the storage and preservation of goods, as well as the issuing of special deeds representing them, pursuant the terms of Decree No. 1,102 of November 21, 1903, which regulates general warehouses. This activity shall be exercised by the branch of the Company located at Avenida Liberdade No. 6,315, Building 10, Block 2, District of Iporanga, in the City of Sorocaba, State of São Paulo, enrolled with the National Registry of Legal Entities of the Ministry of Finance CNPJ/MF under No. 74,404,229/0007-13, NIRE 35,904,055,077; and (e) participation in other companies as partner, quotaholder or shareholder.

Clause 4 — The Company shall be valid for indefinite term.

CHAPTER II — CAPITAL STOCK

Clause 5 — The capital stock of the Company, totally subscribed and paid-up, in assets and in current currency of the Country, is in the amount of one billion, one hundred and eighty million, seven hundred and sixty-six thousand and seven hundred and seventy-five Reais (R$ 1,180,766,775.00), divided into one billion, one hundred and eighty million, seven hundred and sixty-six thousand and seven hundred and seventy-five (1,180,766,775) shares with par value of one Real (R$ 1.00) each, provided that the balance in the amount of sixty-five cents of Reais (R$ 0.65) shall be intended to the account of Company´s capital reserve, and shall be used in due time for further capital increase. The capital stock is distributed among the partners, as follows:

(i)                                    Flextronics Holding do Brasil Ltda. has one billion, one hundred and eighty million, seven hundred and sixty-six thousand and seven hundred and seventy-four

(1,180,766,774) shares, in the total par value of one billion, one hundred and eighty million, seven hundred and sixty-six thousand and seven hundred and seventy-four Reais (R$ 1,180,766,774.00); and

(ii)                                Parque de Tecnologia Electronica S.A. de C.V. has one (01) share in the total par value of one Real (R$ 1.00) each.

Paragraph 1 — Partners’ liability is limited to the amount of their respective shares, being all solely responsible for the paying-up of the subscribed and not paid-up capital stock, according to article 1,052 of the Civil Code, not being in charge of the corporate obligations, not even alternatively, in accordance with the binding rules applicable, including in the event of Company´s winding-up.

Paragraph 2 — Each share corresponds to a right of vote in the corporate resolutions.

Paragraph 3 - Corporate resolutions shall be resolved by partners representing the most part of the capital stock.

Clause 6 — Partners shall be entitled to the preemptive right for subscription of shared, in the proportion of their interest in the capital stock.

Clause 7 — None of the partners may grant or transfer its shares to third-parties, without the express consent of the partners representing the most part of the capital stock.

CHAPTER III — ADMINISTRATION

Clause 8 — The Company shall be administered by two (02) Administrators, partners or not, resident and domiciled in Brazil, who shall be unanimously appointed by the partners, if the capita stock is subscribed and not totally paid-up, or by two-thirds (2/3) of the partners, if it is totally paid-up. Being in compliance with the provisions of paragraph 3 below, the Administrators shall have all powers to represent the Company, individually or jointly, regardless of the order of appointment, before the courts, governmental bodies, administrative authorities and third-parties in general, as well as to execute any document needed for such purpose. Mr. Rodrigo Castanho Dall Oglio, Brazilian, married, business administrators, bearer of ID Card RG No. 22,848,252-5, enrolled with the Individual Taxpayers’ Registry of the Ministry of Finance CPF/MJ under No. 279,208,828-18 and Mr. Flávio dos Santos Magalhães, Brazilian, married, engineer, bearer of ID Card RG No. 09,447,815-3, enrolled with the Individual Taxpayers’ Registry of the Ministry of Finance CPF/MJ under No. 004,945,157-08; both with office at Avenida Liberdade No. 6,315, Buildings 09, 10, 11 and 12, District of Iporanga, in the City of Sorocaba, State of São Paulo, CEP 18087-170, are the Company´s administrators.

Paragraph 1 — Administrators are exempt from giving pledges.

Paragraph 2 — Partners representing the most part of the capital stock shall resolve if administrators will receive monthly payment characterized as pro-labore and/or if they will receive monthly payment as set forth in the respective employment agreements.

Paragraph 3 — The following acts may not be practiced by the Administrators, either jointly or individually, in the Company´s administration, without prior approval of the majority shareholder, whose consent may be express by fax or registered letter:

(a) undertake operations that are not related to the Company´s corporate purposes;

(b) ensure, endorse or otherwise provide other forms of guarantees in favor of third-parties, or on behalf of the Company;

(c) acquire, record or sell shares, quotas, rights or interests in other companies or otherwise reorganize, liquidate or dissolve subsidiaries;

(d) exercise the preemptive right in any company in which Company has interest, or may have interest, except with regard to Proactive Corporation;

(e) require Company´s judicial recovery or bankruptcy; and

(f) promote incorporation, merger or transformation of the Company.

Paragraph 4 — The payments shall be performed as follows:

(a) by the joint signature of two administrators;

(b) by the joint signature of an administrator and an attorney-in-fact duly constituted to represent Company, according to the specific powers granted for such; or

(c) by the joint signature of two attorneys-in-fact duly constituted to represent Company, according to the specific powers granted for such.

Clause 9 — Any act practiced by any partner, administrator, attorney-in-fact or employee of the Company, which involves it in obligations or liabilities different from the business and transactions included in its corporate purpose, shall be expressly invalid, and should be considered void and without any effect concerning the Company.

Clause 10 — Administrators shall not be liable for the practiced acts related to the Company´s administration. However, they shall be personally responsible for the acts practiced in non-compliance with the articles of association or contrary to the applicable law.

CHAPTER IV — FISCAL YEAR

Clause 11 — Fiscal year is concurrent with the civil year, ending on December 31.

Paragraph 1 — Following the end of each fiscal year, Company´s balance and financial statements shall be drawn up.

Paragraph 2 — At partners’ discretion, Company may draw up interim balances, upon approval of partners representing the most part of the capital stock.

Paragraph 3 — Net profits annually obtained shall be applied as established by partners representing the most part of the capital stock, according to the legal provisions in force.

CHAPTER V — RESOLUTION OF THE PARTNERS

Clause 12 — The resolution of the partners may be taken upon simple amendment to the articles of association, through meeting of the partners or by resolution of the partners, when all partners decide, in writing, on the matter subject of resolution, exempting, in any case, the publication formalities of the minutes of meetings, and other corporate documents, except when expressly required by the applicable laws to the legal type of the limited companies.

Clause 13 — The meeting of the partners may be called by any Administrator or by the partners, whenever it is necessary, or in the cases established by law, upon letters, e-mails, facsimile or by any other written mean that partners decide to use, being exempted the call formalities set forth in article 1,152, Paragraph 3, of the Civil Code, when all partners attend or declare, in writing, to be aware of the place, date, time and agenda of the day.

Clause 14 — The meeting of the partners may occur by telephone-calls, video-conference or any other means that partners decide to use.

Clause 15 — Partners should hold ordinary meetings in the first four (04) months following the end of the fiscal year, with the purpose of: (a) taking the Company´s administrators’ accounts, and decide on the Company´s balance sheet and financial results; (b) appointing administrator, when applicable; and (c) dealing with any other subject contained in the agenda of the day.

Clause 16 — Meetings shall be chaired by partners, administrators or third-party appointed by the majority of those present in the meeting, being the chairman responsible for electing the secretary.

Clause 17 — Partners dismiss the necessity of recording the minutes of the meetings, and any other corporate document in corporate books.

CHAPTER VI — WITHDRAWAL, BANKRUPTCY, DEATH AND EXCLUSION OF PARTNER

Clause 18 — The exclusion of any partner may occur by cause, upon resolution of the partners representing the majority of the capital stock, and it shall be carried out by amendment to the article of association, in the event the referred partner does not comply with its obligations, pursuant the terms of article 1,085 of the Civil Code.

Paragraph 1 — Acts of undeniable severity, which is considered as cause, capable of giving rise to the exclusion of the partners, may be understood as follows:

(a) not cooperating or creating unjustified embarrassment for the fulfillment of the policies or strategies of Company´s interest, such as defined by partners representing more than fifty per cent (50%) of the capital stock; and/or

(b) the partner who is in the position of managing partner, or acting as a partner, undertakes to fulfill the obligations set forth in the field of competence; and/or

(c) the partner who presents unfair conduct, either concerning the competition within the scope of the Company´s corporate object, or encouraging the disharmony among the others; and/or

(d) not paying-up the stock capital within the term established in the articles of association and/or in the notice received for such from the other partners.

Paragraph 2 — Company should have the plurality of partners recomposed within up to one hundred and eighty (180) days from the registration date of the respective exclusion act, under the penalty of legally winding-up.

Clause 19 — Company shall be winded-up by bankruptcy, insolvency, death, disability or withdrawal of any partner, unless as provided by Clause 18, paragraph 2 above.

Sole Paragraph — The partner who intends to leave the Company shall notice the Company and the other partners, in writing, at least sixty (6) days in advance.

Clause 20 — Bankruptcy of any partner shall imply in its removal from the Company.

Clause 21 — The assets of the partner who leaves the Company, and the deceased partner or the removed partner shall be paid based on the net balance sheet of the Company, calculated through a special balance made, in twenty-four (24) monthly installments, equal and successive, added of interest of one percent (1%) per month, and with monetary adjustment pursuant the terms of IGP/FGV variation, or any other official rate, the first of which due within sixty (60) days from the occurrence of the event.

CHAPTER VII — LIQUIDATION

Clause 22 - Company shall go into liquidation when required by law, being the partners representing the majority of the capital responsible for appointing the liquidator.

CHAPTER VIII — APPLICABLE LAW AND JURISDICTION

Clause 23 — Company shall be governed by the provisions of the Civil Code and the other applicable laws.

Sole Paragraph — As compatible and not specifically otherwise provided, according to the ruled of own public order of legal type, the partners adopt additional governing law by Law No. 6,404/76, amended by Law No. 10,303/01 (“Corporation Acts”).

Clause 24 — Any claim related to the articles of association or amendments shall be submitted to the Courts of the City of São Paulo, State of São Paulo, to the exclusion of all others, no matter how privileged it may be.

CHAPTER IX — FINAL PROVISIONS

Clause 25 — The conflicts among partners shall be resolved by arbitration, being the parties appointed by the respective arbitrator”.

In witness whereof, the parties hereto execute this instrument in three (03) original counterparts of equal content, in the presence of two (02) witnesses below.

Sorocaba, April 1, 2015.

FLEXTRONICS HOLDING DO BRASIL LTDA.

Signed: [illegible signature]	Signed: [illegible signature]
By: Rodrigo Castanho Dall Oglio	By: Guilherme Azevedo Joffily
Position: Administrator	Position: Administrator

(PAGE 19 OF SIGNATURE OF THE 59th AMENDMENT TO THE ARTICLES OF ASSOCIATION OF FLEXTRONICS INTERNATIONAL TECNOLOGIA LTDA., DATED OF APRIL 1, 2015).

PARQUE TECNOLOGIA ELECTRONICA S.A. DE C.V.

Signed: [illegible signature]

By: Ian de Porto Alegre Muniz

Position: Attorney-in-Fact

FLEXTRONICS TECNOLOGIA DO BRASIL LTD.

Signed: [illegible signature]	Signed: [illegible signature]
By: Rodrigo Castanho Dall Oglio	By: Flávio dos Santos Magalhães
Position: Administrator	Position: Administrator

Witnesses:

1. Signed: [illegible signature]	2. Signed: [illegible signature]
Name: Elaine Cristina Santos Monteceli	Name: Mariusa Biage do Carmo
ID Card RG No.: 21,995,132	ID Card RG No.: 18,964,972-0 SSP/SP
CPF/MF: 169,770,458-17	CPF/MF: 014,159,198-60